Exhibit 99.1

China Jo-Jo Drugstores Announces Fourth Quarter and Full Year Fiscal 2011 Conference Call

HANGZHOU, China--(BUSINESS WIRE)--June 28, 2011--China Jo-Jo Drugstores, Inc. (NASDAQ:CJJD) (the “Company”), which operates retail pharmacies in People’s Republic of China, today announced that the Company will hold its fourth quarter and full year fiscal 2011 earnings call on Thursday, June 30, 2011 at 8:00 a.m. Eastern Time. The Company plans to issue its earnings press release on Wednesday, June 29, 2011 after the market close.

Listeners can access the conference call by dialing 877-941-2068 or 480-629-9712. The conference call will also be broadcast live over the Internet and can be accessed under the Investor section of the Company’s web site at the following URL: http://www.chinajojodrugstores.com.

About China Jo-Jo Drugstores, Inc.

China Jo-Jo Drugstores, Inc. operates retail pharmacies in China offering both western and traditional Chinese medicine, including prescription and over-the-counter drugs, sundries, nutritional supplements and medical devices. The Company also provides on-site physician consulting. The Company operates through its contractually controlled affiliates Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd., Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine General Partnership, and Hangzhou Jiuzhou Medical & Public Health Service Co., Ltd. As of June 28, 2011, the Company operated 54 stores throughout Zhejiang Province and 1 store in Shanghai.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People’s Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

CONTACT:
China Jo-Jo Drugstores, Inc.
Bennet Tchaikovsky
Chief Financial Officer
310-622-4515
bennet@jojodrugstores.com